UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 17, 2015

STOCK YARDS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	1-13661 (Commission File Number)	61-1137529 (I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 17, 2015, the Compensation Committee of the Board of Directors of Stock Yards Bancorp approved awards of 49,438 Performance-Based Restricted Stock Units (PSUs) which will vest if and to the extent certain financial performance is achieved in a 2015-2017 performance period, to the Chief Executive Officer and seven other executives of the Company's subsidiary, Stock Yards Bank & Trust Company.  The PSU awards entitle those officers to issuance of one share of common stock for each vested PSU shortly after expiration of a 3-year performance period. Vesting is based on two equally weighted criteria.  The first is the Company's aggregate earnings per share during that period, compared with threshold, target and maximum total EPS goals. The second is where the Company falls in a percentile ranking among peers’ return on average assets. The peer group to which the Company will be ranked includes all publicly traded Banks with assets between $1.5 and $3.0 billion, as ranked by SNL Financial.  Each award is subject the terms and conditions of a Restricted Stock Unit Grant Agreement between the Company and each of the executive officers, with the form of such Agreement being the same in each case.

The granted PSUs generally require the executive to remain employed until the end of a performance cycle in order to vest and be paid in shares of common stock, with prorated awards still paid to those who leave the Bank mid-cycle due to death, disability or retirement (age 60).  PSUs also vest at the target level (50% of the maximum), if a change in control occurs before a performance cycle ends, and are paid out at that earlier time in that event.   Executives do not receive the benefit of any dividends or other distributions paid on stock related to PSUs, until that stock is actually issued, if vested at the end of the performance cycle.  In addition, PSUs are subject to clawback under the Company’s clawback policy, and the stock issued at the end of the performance period (net of shares withheld for taxes) must be retained for a minimum holding period of one year, unless the executive’s employment ends earlier.

The foregoing description of the PSU grant agreement is qualified in its entirety to the full text of the form of agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

D. Exhibits

Exhibit No.	Description of Exhibits
10.1	Form of Stock Yards Bancorp, Inc. Restricted Stock Unit Grant Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 19, 2015	STOCK YARDS BANCORP, INC.

	By:	/s/ Nancy B. Davis
Nancy B. Davis, Executive Vice President, Treasurer and Chief Financial Officer